                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated March 17, 2004, relating to the financial statements and financial statement schedule of Dunlop Standard Aerospace Holdings plc, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Castle Donnington, East Midlands
England
May 7, 2004